Exhibit 3.67

CERTIFICATE OF FORMATION

OF

METROPCS NEW YORK, LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.            Name.  The name of the limited liability company is “MetroPCS New York, LLC” (the “Company”).

2.            Registered Office; Registered Agent.  The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

c/o Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

3.            The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

IN WITNESS WHEREOF, MetroPCS Wireless, Inc., a Delaware corporation, has caused this Certificate of Formation to be executed by its President and Chief Executive Officer on this 24th day of January, 2007.

METROPCS WIRELESS, INC.

By:	/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer